Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen California Dividend Advantage Municipal Fund 2
333-49242
811-10197


On October 20, 2010, under Form N-2A, accession number
0001193125-10-232405, a copy of the Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as Appendix A to the Statement of Additional
Information and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.